UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 20, 2012

American Strategic Minerals Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54652	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/o National Corporate Research Ltd. 202 South Minnesota Street Carson City, NV	89703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 526-7413

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On August 20, 2012, management of American Strategic Minerals Corporation (the “Company”, “we”, “us”, or “our”) determined that the unaudited consolidated financial statements for the three months ended March 31, 2012 included in its Quarterly Report on Form 10-Q for that period could no longer be relied upon.  This determination was made after a review of the proper accounting treatment as it relates to the purchase from Pershing Gold Corporation (“Pershing”) of certain uranium properties and claims (the “Uranium Properties”) which were acquired through the assignment of Pershing’s wholly-owned subsidiary, Continental Resources Acquisition Sub, Inc. (“Acquisition Sub”) on June 11, 2012 as a result of the Company’s exercise of an option to purchase the Uranium Properties from Pershing dated as of January 26, 2012 (the “Option”), as further described below.

We have determined that a restatement of our previously recorded value of our common stock issued as consideration for the Option. On January 26, 2012, the Company entered into the Option with Pershing whereby the Company obtained the right to acquire the Uranium Properties held by Pershing in consideration for 10 million shares of our common stock and $1 million note. We originally recorded the10 million common stock at $0.50 per share based on the sales price of our common stock in our most recent private placement resulting in a value of $5 million and was recognized as a deposit pursuant to the terms of the Option. However, under the guidelines of ASC 805-50-30-2 “Business Combinations”, it was subsequently determined that if the consideration paid is not in the form of cash, the measurement may be based on either (i) the cost which is measured based on the fair value of the consideration given or (ii) the fair value of the assets (or net assets) acquired, whichever is more clearly evident and thus more reliably measurable. We determined that the fair value of the net assets acquired was a better indicator thus more reliably measurable than the fair value of the common stock issued. We have subsequently determined that such issuance of 10 million shares to Pershing should have been valued at par value and not at $0.50 per share. As a result, the excess of $4,999,000 over the par value previously recorded to deposit should have not been recorded.

We anticipate that the effects on our consolidated balance sheet as of March 31, 2012 will be a decrease in our total assets and additional paid in capital of $4,999,000. The restatement discussed above has no effect on our consolidated statement of operations and cash flows for the three months ended March 31, 2012. The restatement adjustment is non-cash in nature. The Company is presently finalizing the restated consolidated financial statements and will file an amended Form10-Q for the period ended March 31, 2012 as soon as practicable.

Our Chief Executive Officer has discussed the matters disclosed in this filing with KBL, LLP, the Company’s independent registered public accounting firm.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2012

American Strategic Minerals Corporation

By:	/s/ Mark Groussman
Mark Groussman
Chief Executive Officer